CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the captions "Management of Each Fund" and "Financial Statements and Experts" and to the use of our report dated December 20, 2000 with respect to Credit Suisse Warburg Pincus Small Company Value Fund (formerly, DLJ Small Company Value Fund) (one of the funds comprising Credit Suisse Warburg Pincus Capital Funds, formerly DLJ Focus Funds), which is incorporated by reference, in this Registration Statement on Form N-14 of Credit Suisse Warburg Pincus Capital Funds.



                                                              ERNST & YOUNG LLP

New York, New York
March 9, 2001